UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2014

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 22, 2014, at a meeting of the Board of Trustees (the “Board”) of Chatham Lodging Trust (the “Company”), following the 2014 annual meeting of the shareholders of the Company, the Board adopted the Chatham Lodging Trust Policy on Voting Regarding Trustees. Pursuant thereto, in future uncontested election of trustees, any nominee who receives a greater number of votes “withhold” from his or her election than votes “for” his or her election shall submit his written offer to resign from the Board. The Nominating Committee would then consider the resignation and make a recommendation to the Board. The Board would then act on the Nominating Committee’s recommendation, which may include acceptance or rejection of the tendered resignation. The foregoing description of the policy is qualified in its entirety by reference to the full text of the policy, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Chatham Lodging Trust Policy on Voting Regarding Trustees

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

May 30, 2014	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Chatham Lodging Trust Policy on Voting Regarding Trustees